Securities and Exchange Commission
                             Washington, D.C. 20549


                                   FORM 8-K/A


                        AMENDMENT NO. 1 TO CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   July 3, 2001



                          Dynamic Materials Corporation
             (Exact name of registrant as specified in its charter)


    Delaware                         0-8328                    84-0608431
(State or other                 (Commission file             (IRS Employer
jurisdiction                        number)                Identification No.)
of incorporation)




  5405 Spine Road, Boulder, Colorado                              80301
 (Address of principal executive offices)                       (ZIP Code)



                                 (303) 655-5700
              (Registrant's telephone number, including area code)




                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

DMC filed a current report on Form 8-K on July 16, 2001 to announce the Stock Purchase Agreement. DMC is filing this Amendment No. 1 on Form 8-K/A to Form 8-K to include financial statements and pro forma financial information required by
Item 7 of Form 8-K.

(a)  Financial Statements of Nitro Metall and Nobelclad:

     Report of Independent Public Accountants for Combined Financial
     Statements                                                              F-1

     Report of Independent Accountant for Nitro Metall                       F-2

     Balance Sheet as of December 31, 2000                                   F-3

     Statement of Income for the Year Ended December 31, 2000                F-4

     Statement of Changes in Combined Equity Attributable to the Group for   F-5
         the year ended December 31, 2000

     Statement of Cash Flows for the Year Ended December 31, 2000            F-6

     Notes to Combined Financial Statements                                  F-7

(b)  Pro Forma Financial Information:

     1.  Unaudited Pro Forma Financial Information                          F-13

     2.  Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2001   F-14

     3.  Unaudited Pro Forma Condensed Statement of Operations for the      F-16
         three months ended March 31, 2001

     4.  Unaudited Pro Forma Condensed Statement of Operations for
         the year ended December 31, 2000                                   F-17

     5.  Notes to unaudited Pro Forma Condensed Financial Statements        F-18

                    Report of Independent Public AccountantS

To Dynamic Materials Corporation:

We have audited the accompanying combined balance sheet of Nobelclad Europe SA and Nitro Metall AB as of December 31, 2000, and the related combined statements of income, cash flows and changes in combined equity for the year then ended. The accompanying combined financial statements as of and for the year ended December 31, 2000, have been prepared from the separate financial statements of Nobelclad Europe SA, a company registered in France, and Nitro Metall AB, a company registered in Sweden (the "Group"). We did not audit the financial statements of Nitro Metall AB, which statements reflect total net assets and total revenues of 17.4 % and 18.5 %, respectively, of the related combined totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for that entity, is based solely on the report of the other auditor. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.




/s/  Barbier Frinault & Autres
      Arthur Andersen


Paris, France
      July 23, 2001.


                                     - F-1 -

                        REPORT OF INDEPENDENT ACCOUNTANT



To Nobelclad Europe SA:

I have audited the balance sheet of Nitro Metall AB (the "Company"), a Swedish corporation as of December 31, 2000, and the related statements of income and comprehensive income, change in net assets and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.



Nora, Sweden
   July 20, 2001


//s// Hans Andreassons Revisionsbyra
      Hans Andreassons, partner


                                     - F-2 -

                     NOBELCLAD EUROPE SA AND NITRO METALL AB

                             COMBINED BALANCE SHEET

                                DECEMBER 31, 2000
                          (In Thousands of US Dollars)


                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                           $   114
    Accounts receivable, net                                              2,821
    Inventories, net                                                      2,380
    Prepaid expenses and other current assets                               278
    Deferred tax assets                                                      10
                                                                        -------
               Total current assets                                       5,603

PROPERTY, PLANT AND EQUIPMENT, at cost                                    5,108
    Less accumulated depreciation                                        (2,891)
                                                                        -------
    Property, plant and equipment, net                                    2,217

OTHER ASSETS                                                                  1
                                                                        -------
               Total assets                                             $ 7,821
                                                                        =======


                LIABILITIES AND EQUITY ATTRIBUTABLE TO THE GROUP

CURRENT LIABILITIES
    Accounts payable                                                    $ 1,937
    Accrued expenses                                                        599
    Short-term debt                                                         493
                                                                        -------
               Total current liabilities                                  3,029
                                                                        -------
PROVISION FOR BENEFIT OBLIGATION                                             27

DEFERRED TAX LIABILITIES                                                    144
                                                                        -------
               Total liabilities                                          3,200
                                                                        -------
COMMITMENTS AND CONTINGENCIES (Notes 5 and 8)

EQUITY ATTRIBUTABLE TO THE GROUP (Note 2)                                 4,621
                                                                        -------
TOTAL LIABILITIES AND EQUITY ATTRIBUTABLE TO THE GROUP                  $ 7,821
                                                                        =======


               The accompanying notes to financial statements are
                     an integral part of this balance sheet.


                                     - F-3 -

                     NOBELCLAD EUROPE SA AND NITRO METALL AB


                          COMBINED STATEMENT OF INCOME


                      FOR THE YEAR ENDED DECEMBER 31, 2000
                          (In Thousands of US Dollars)



NET SALES                                                               $10,608

COST OF PRODUCTS SOLD                                                    (7,949)
                                                                        -------
        Gross profit                                                      2,659

OPERATING EXPENSES                                                       (2,218)
                                                                        -------
        Income from operations                                              441

INTEREST EXPENSE                                                             (6)

OTHER EXPENSE                                                                (3)
                                                                        -------
        Income before income taxes                                          432

INCOME TAX EXPENSE                                                         (152)
                                                                        -------
        Net income                                                      $   280
                                                                        =======



                 The accompanying notes to financial statements
                    are an integral part of this statement.


                                     - F-4 -

                     NOBELCLAD EUROPE SA AND NITRO METALL AB


                     STATEMENT OF CHANGES IN COMBINED EQUITY

                            ATTRIBUTABLE TO THE GROUP

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                          (In Thousands of US Dollars)



    Beginning of the period                                              $5,052
    Net income                                                              280
    Dividends                                                              (329)
    Translation adjustment                                                 (382)
                                                                         ------
    End of the period                                                    $4,621
                                                                         ======






              The accompanying notes to financial statements are an
                        integral part of this statement.


                                     - F-5 -

                     NOBELCLAD EUROPE SA AND NITRO METALL AB


                         COMBINED STATEMENT OF CASH FLOW


                      FOR THE YEAR ENDED DECEMBER 31, 2000
                          (In Thousands of US Dollars)



CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                           $ 280
    Adjustments to reconcile net income to net cash flows
      from operating activities-
        Depreciation and amortization                                      306
        Net change in assets and liabilities                               340
                                                                         -----
               Net cash  flows from operating activities                   926

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property, plant and equipment                             (310)
                                                                         -----
               Net cash flows from investing activities                   (310)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Dividends paid                                                        (329)
    Payment on short-term debt                                            (506)
                                                                         -----
               Net cash flows from financing activities                   (835)
                                                                         -----
EFFECTS OF EXCHANGE RATES ON CASH                                          (10)
                                                                         -----
DECREASE IN CASH AND CASH EQUIVALENTS                                     (229)

CASH AND CASH EQUIVALENTS, beginning of the period                         343
                                                                         -----
CASH AND CASH EQUIVALENTS, end of the period                             $ 114
                                                                         =====


                 The accompanying notes to financial statements
                     are an integral part of this statement.


                                     - F-6 -

                     NOBELCLAD EUROPE SA AND NITRO METALL AB

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



1.  ORGANIZATION AND BUSINESS:

Nobelclad and Nitro Metall (together, the "Group") is the combination of the explosive metalworking subsidiaries and operations of Nobel Explosifs France SA ("NEF"). Nobelclad, a wholly owned subsidiary of NEF until July 3, 2001 when NEF sold its ownership interest in Nobelclad to DMC, operates in France and Nitro Metall, a wholly owned subsidiary of NEF until June 28, 2001 when NEF sold its ownership interest in Nitro Metall to Nobelclad, operates in Sweden. Each entity was a separate legal entity as of December 31, 2000. The combined financial statements are derived from the stand-alone financial statements of these legal entities.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The combined financial statements of the Group have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant intercompany balances and transactions have been eliminated.

All amounts presented herein are in thousands of US dollars unless otherwise noted.

These combined financial statements have been prepared as follows:

     Regarding Nobelclad, the financial statements included in the combination have been prepared by adding the financial statements of Nobelclad from its inception (July 1, 2000) to December 31, 2000 to the carve-out financial statements of Nobelclad for the period January 1, 2000 to June 30, 2000, during which time the existing Nobelclad operated as a division of NEF.

     The Nitro Metall financial statements as of and for the year ended December 31, 2000 included in the combined financial statements have been prepared by its management.

Concentration of Credit Risk

Financial instruments, which potentially subject the Group to concentrations of credit risk, consist primarily of temporary cash investments in money market funds and trade receivables. The Group places its temporary cash investments with high credit quality financial institutions in accordance with its investment policy as approved by its board of directors. Trade receivables result from contracts with various customers. The Group generally does not require collateral or other security from these customers, but performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses.


                                     - F-7 -

Such losses have historically been within management's expectations.

Foreign Currency Translation Risk

Financial statements of Nobelclad and Nitro Metall are translated into U.S. dollars using December 31, 2000 rates, except that revenues, costs and expenses are translated at average exchange rates during the reporting period. Net exchange gains or losses resulting from the translation of foreign financial statements and the effect of exchange rate changes on intercompany transactions of a long-term investment nature are accumulated and credited or charged directly to a separate component of stockholders' equity. Changes in cumulative translation adjustments are included in other comprehensive income.

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to the relatively short periods to maturity of the instruments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid investments with insignificant interest rate risk and purchased with an original maturity of three months or less are considered cash equivalents.

Cash equivalents and investments, all classified as trading, include marketable securities which are principally short-term monetary instruments. The costs associated with such securities approximate fair value.

Accounts Receivable

Accounts receivable consists of amounts billed to customers (trade receivables) for which payments have not yet been received. The carrying value of accounts receivable is estimated to approximate fair value.

Accounts receivable are stated net of an allowance for uncollectible accounts of which there was none as of December 31, 2000.

Inventories

Inventories are valued at the lower of cost (average cost method for Nobelclad and first-in first-out for Nitro Metall) or realizable value. Cost is primarily calculated from material, labor, subcontract costs and factory overhead.


                                     - F-8 -

Inventories consist of the following at December 31, 2000:

              Raw materials                                        $1,350
              Work in process                                         852
              Supplies                                                178
                                                                  -------
                                                                   $2,380
                                                                  =======

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Additions, improvements and betterments are capitalized when incurred. Maintenance and repairs are charged to operations as the costs are incurred. Depreciation is computed using the straight-line method, over the following useful lives:

              Building and improvements                           10-20 years
              Manufacturing equipment and tooling                 7-10 years
              Furniture, fixtures and computer equipment            3-7 years
              Other                                                5-10 years


Property, plant and equipment consist of the following at December 31, 2000:

              Land                                                $   176
              Building and improvements                             2,727
              Manufacturing equipment and tooling                   1,676
              Furniture, fixtures and computer equipment              194
              Other                                                   335
                                                                  -------
              Total                                                $5,108
                                                                  =======


Intangible Assets

Nobelclad holds a patent (process patent related to the metalworking explosion business and metallic products produced by various explosive processes) acquired in 1968 which has been fully depreciated over a useful life of 15 years. The net book value is zero as of December 31, 2000.

Asset Impairments

The Group reviews its long-lived assets and certain identifiable intangibles to be held and used by the Group for impairment whenever events or changes in circumstances indicate their carrying amount may not be recoverable. In so doing, the Group estimates the future net cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset an impairment loss is recognized to reduce the asset to its estimated fair value. Otherwise, an impairment loss is not recognized. Long-lived assets and certain identifiable intangibles to be disposed of, if any, are reported at the lower of carrying amount or fair value less cost to sell.


                                     - F-9 -

Retirement and Stock-Based Compensation Plans

In accordance with the laws and practices of each country where a division is located, the Group participates in employee benefit plans by offering various retirement benefits. In certain countries, the Group also provides for special termination benefits. The Group accrues its retirement compensation plan in accordance with Statement of Financial Accounting Standards No. 87.

Revenue Recognition

The Group's contracts with its customers generally require the production and delivery of multiple units or products. The Group records revenue from its contracts using the completed contract method as products are completed and shipped to the customer. If, as a contract proceeds toward completion, projected total cost on an individual contract indicates a potential loss, the Group provides currently for such anticipated loss.

Net (Loss) Income Per Share

The above financial statements have been prepared for the sole purpose of the Nitro Metall/Nobelclad acquisition by DMC and the effects of the acquired companies have been prepared using a "net assets combination" presentation. Therefore calculation of a net (loss) income per share is not relevant.

Income Taxes

The Group recognizes deferred tax assets and liabilities for the expected future income tax consequences based on enacted tax laws of temporary differences between the financial reporting and tax bases of assets and liabilities. The Group recognizes deferred tax assets for the expected future effects of all deductible temporary differences. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not based on current circumstances, are not expected to be realized (see Note 4).

New Accounting Principles

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet at fair value. Under SFAS 133, accounting for changes in fair value of a derivative depends on its intended use and designation. Effective January 1, 2001, the Group adopted SFAS 133. Adoption of SFAS 133 is not anticipated to have an impact on the Group's results of operations or financial condition as the Group does not use derivative financial instruments.

In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101") "Views on Selected Revenue Recognition Issues" which provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Group was required to implement SAB 101 during the year ended December 31, 2000. The Group implemented SAB 101 with no impact.


                                     - F-10 -

3.   SHORT-TERM DEBT:

Short-term debt consists of the following as of December 31, 2000 :

                      Line of credit (NEF)                         $493
                                                                  -----
                      Total                                        $493
                                                                  =====


This line of credit is a non interest-bearing loan with NEF, a related party, and is due on demand. In January 2001, Nobelclad secured a loan of French Francs
9.5 million ($1.3 million) with a third party bank in order to acquire the outstanding shares of Nitro Metall. Both the line of credit and the new bank loan are unsecured.

4.   INCOME TAXES:

The components of the (benefit) provision for income taxes for the year ended December 31, 2000 are as follows:

                          Current                                 $145
                          Deferred                                   7
                                                                  ----
                          Income tax expense                      $152
                                                                  ====


The Group's deferred tax assets and liabilities at December 31, 2000 consist of the following:

                      Retirement indemnity - Nobelclad            $  10
                                                                   ----
                      Total deferred tax assets                   $  10
                                                                  =====

                      Untaxed reserves - Nitro Metall              $144
                                                                  -----
                      Total deferred tax liabilities               $144
                                                                  =====


5.   POST-RETIREMENT BENEFITS:

The accrued benefit obligation for post-retirement benefit can be described as follows:

            Benefit obligation at beginning of year (01/01/00)     $22
            Service cost                                             4
            Interest cost                                            1
                                                                   ---
            Benefit obligation at end of year (12/31/00)           $27
                                                                   ===


                                     - F-11 -

6.   TRANSACTIONS WITH RELATED PARTIES:

Breakdown of sales with other related parties

Transactions with related parties were conducted on the same basis as they would have been with unrelated parties. During the year ended December 31, 2000, the Group recorded $42 in sales to DMC for which a $42 receivable was outstanding as of December 31, 2000.

7.   BUSINESS SEGMENTS:

All of the Group's sales are shipped from domestic locations and all of the Group's assets are located within France and Sweden. The Group operates in one single reportable segment of business. The following table provides Group's net sales based on the geographic location of the customer:


              Europe                                       $  8,210
              North America                                   2,014
              Latin America                                      15
              Asia                                              276
              Other                                              92
                                                           --------
                                                            $10,608
                                                           ========


The following table provides Group net sales and net assets by legal entity:

                                                            Nobelclad       Nitro Metall       Combined
                                                          -------------   ----------------   ------------
       Net revenues for year ended December 31, 2000          $8,644            $1,964         $10,608
       Net assets as of December 31, 2000                     $3,794            $  829         $ 4,621


8.   SUBSEQUENT EVENT:

In June 2001, Nitro Metall was acquired by Nobelclad for French Franc 10 million (approximately $1,350). Such acquisition was financed by a French Franc 9.5 million loan (approximately $1,283) provided by BNP Paribas, a French bank. The loan has a seven-year maturity, with required annual principal payments of French Franc 1.9 million beginning on the third anniversary date and on each annual anniversary date thereafter.


                                     - F-12 -

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information for the three months ended March 31, 2001 and for the year ended December 31, 2000, have been provided to show what our businesses might have looked like had they been combined since January 1, 2000. The following pro forma balance sheet shows what DMC would have looked like if we had completed the transaction as of March 31, 2001. We derived this information from our financial statements and the combined financial statements of Nobelclad and Nitro Metall, in addition to certain assumptions and adjustments in the accompanying notes to the pro forma information. The information should be read together with our historical financial statements and Nobelclad and Nitro Metall's historical combined financial statements, and the related footnotes to these financial statements.

The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma financial information as being indicative of the historical results that we would have had or the future results that DMC will experience after the transaction.




                                     - F-13 -

                          DYNAMIC MATERIALS CORPORATION


                        UNAUDITED PRO FORMA BALANCE SHEET

                              AS OF MARCH 31, 2001
                                 (In thousands)


                                           Dynamic             Nobelclad and        Pro Forma          Pro Forma
                ASSETS                Materials Corp (1)     Nitro Metall (1)      Adjustments          Results
-----------------------------------------------------------------------------------------------------------------
CURRENT ASSETS:
    Cash and cash equivalents             $  -                 $   435            $    -               $     435
    Accounts Receivable, net
       of allowance for doubtful
       accounts                              4,517               2,837                 -                   7,354
    Inventories                              4,394               2,319                 -                   6,713
    Prepaid expenses and other                 393                 147                 -                     540
    Deferred tax assets                      -                       9                 -                       9
                                          --------             -------             ---------            --------
       Total current assets                  9,304               5,747                 -                  15,051

PROPERTY, PLANT
    AND EQUIPMENT                           17,988               5,025                 -                  23,013

Less- Accumulated depreciation              (4,834)             (2,866)                -                  (7,700)
                                          --------             -------             ---------            --------
Property, plant and equipment, net          13,154               2,159                 -                  15,313

RESTRICTED CASH AND
    INVESTMENTS                                179               -                     -                     179

INTANGIBLE ASSETS, net of
    accumulated amortization                 4,916               -                     -                   4,916

OTHER ASSETS                                   303                   1                 -                     304
                                          --------             -------             ---------            --------
TOTAL ASSETS                              $ 27,856             $ 7,907            $    -                 $35,763
                                          ========             =======             =========            ========






        The accompanying notes to unaudited pro forma condensed financial statements are an integral part of this statement.


                                     - F-14 -

                          DYNAMIC MATERIALS CORPORATION


                        UNAUDITED PRO FORMA BALANCE SHEET
                                   (continued)

                              AS OF MARCH 31, 2001
                                 (In thousands)



                                               Dynamic             Nobelclad and         Pro Forma         Pro Forma
           LIABILITIES AND                Materials Corp (1)      Nitro Metall (1)      Adjustments         Results
        STOCKHOLDERS' EQUITY
--------------------------------------- ----------------------- --------------------- ----------------  ----------------
CURRENT LIABILITIES:
    Bank overdraft                           $     98              $    -                $   -                $     98
    Accounts payable                            2,059                   1,411                -                   3,470
    Accrued expenses                            1,131                     768                -                   1,899
    Current maturities on
       long-term debt                           4,795                     793                -                   5,588
                                                                                                                   -
                                             --------                --------            ---------            --------
          Total current liabilities             8,083                   2,972                -                  11,055

LONG-TERM DEBT                                  6,285                   -                    4,000   (2)        11,559
                                                                                             1,274   (3)
DEFERRED GAIN                                      74                   -                    -                      74

DEFERRED TAX LIABILITIES                        -                         135                -                     135
                                             --------                --------            ---------            --------
          Total liabilities                    14,442                   3,107                5,274              22,823

STOCKHOLDERS' EQUITY                           13,414                   4,800               (5,274)  (4)        12,940
                                             --------                --------            ---------            --------
TOTAL LIABILITIES AND
    TOCKHOLDERS' EQUITY                       $27,856                  $7,907            $   -                $ 35,763
                                             ========                ========            =========            ========









        The accompanying notes to unaudited pro forma condensed financial statements are an integral part of this statement.


                                     - F-15 -

                          DYNAMIC MATERIALS CORPORATION


              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                                 (In thousands)



                                                Dynamic              Nobelclad and         Pro Forma              Pro Forma
                                           Materials Corp (1)       Nitro Metall (1)      Adjustments              Results
----------------------------------------------------------------------------------------------------------------------------
NET SALES                                   $    6,938                  $  2,579             $  -                $   9,517

COST OF PRODUCTS SOLD                            5,544                     1,782                -                    7,326

    Gross profit                                 1,394                       797                -                    2,191

COSTS AND EXPENSES                               1,119                       442                -                    1,561
                                              --------                  --------             --------             --------
INCOME FROM OPERATIONS                             275                       355                -                      630

    Other income (expense)                       -                            (5)               -                       (5)
    Interest expense, net                         (165)                       (9)                 (86)    (5)         (277)
                                                                                                  (17)    (6)
                                              --------                  --------             --------             --------
          Income before income
              tax provision                        110                       341                 (103)                 348

INCOME TAX (PROVISION)
    BENEFIT                                      -                          (107)                   5     (7)         (102)
                                              --------                  --------             ---------            --------
NET INCOME                                     $   110                  $    234             $    (98)            $    246
                                              ========                  ========             =========            ========

EARNINGS PER SHARE -
    BASIC and DILUTED                         $   0.02                                                            $   0.05
                                              ========                                                            ========


WEIGHTED AVERAGE
    SHARES OUTSTANDING:
       BASIC and DILUTED                     4,990,331                                                           4,990,331
                                             =========                                                           =========




        The accompanying notes to unaudited pro forma condensed financial statements are an integral part of this statement.


                                     - F-16 -

                          DYNAMIC MATERIALS CORPORATION


              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000
                                 (In thousands)


                                           Dynamic              Nobelclad and         Pro Forma              Pro Forma
                                      Materials Corp (1)       Nitro Metall (1)      Adjustments              Results
-------------------------------------------------------------------------------------------------------------------------
NET SALES                                 $  27,863              $   10,608            $    -                   $ 38,471

COST OF PRODUCTS SOLD                        23,823                   7,949                 -                     31,772
                                           --------                 -------             ----------              --------
    Gross profit                              4,040                   2,659                 -                      6,699

COSTS AND EXPENSES                            5,106                   2,218                 -                      7,324
                                           --------                 -------             ----------              --------
(LOSS) INCOME FROM
    OPERATIONS                               (1,066)                    441                 -                       (625)
                                           --------                 -------             ----------              --------
    Other income (expense)                      198                      (3)                -                        195
    Interest expense, net                    (1,062)                     (6)                  (370) (5)           (1,510)
                                                                                               (72) (6)
                                           --------                 -------             ----------              --------
          (Loss) income before
              income tax provision           (1,930)                    432                   (442)               (1,940)
                                           --------                 -------             ----------              --------
INCOME TAX (PROVISION)
    BENEFIT                                    -                       (152)                    25  (7)             (127)
                                           --------                 -------             ----------              --------
NET (LOSS) INCOME BEFORE
    EXTRAORDINARY ITEM                       (1,930)                    280                   (417)               (2,067)

EXTRAORDINARY ITEM -
    LOSS FROM EARLY
    EXTINGUISHMENT OF DEBT                      (80)                   -                    -                        (80)
                                           --------                 -------             ----------              --------
NET (LOSS) INCOME                          $ (2,010)                $   280             $     (417)             $ (2,147)
                                           ========                 =======             ==========               =======

NET (LOSS) INCOME PER
    SHARE - BASIC AND DILUTED
       Net loss before
          extraordinary item              $   (0.48)                                                           $   (0.52)
       Extraordinary item                     (0.02)                                                               (0.02)
                                           --------                                                             --------
       Net loss                           $   (0.50)                                                            $  (0.54)
                                           ========                                                              =======

WEIGHTED AVERAGE SHARES
    OUTSTANDING:
    BASIC and DILUTED                     4,004,873                                                            4,004,873
                                          =========                                                            =========





        The accompanying notes to unaudited pro forma condensed financial statements are an integral part of this statement.


                                     - F-17 -

                          DYNAMIC MATERIALS CORPORATION


          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION



(1) Represents the financial position and historical results of operations of the respective companies.

(2) Represents the term loan from SNPE, Inc. used by DMC to finance the acquisition of Nobelclad Europe S.A.

(3) Represents a loan from a bank to Nobelclad in the amount of 9,500,000 French Francs (converted at the exchange rate in effect at the balance sheet date) that was used to finance the acquisition of Nitro Metall by Nobelclad.

(4)  Represents the net decrease to stockholders' equity as follows
     (in thousands):

          Elimination of historical equity attributable to
                Nobelclad and Nitro Metall                              $(4,800)
          Additional debit to equity as a result of accounting for
                transaction as a reorganization of entities
                under common control                                       (474)
                                                                       ---------
                                                                        $(5,274)

(5) Represents the interest on DMC's term loan with SNPE, Inc. The loan bears interest at the Federal Funds Rate plus 3 percentage points. An average rate in effect during the periods presented was used for purposes of calculating the pro forma interest expense.

(6) Represents the interest on the 9,500,000 French Franc loan used by Nobelclad to finance the acquisition of Nitro Metall. The loan bears interest at the Euribor rate plus 0.6 percentage points (including the commitment fee). An average rate in effect for the periods presented was used for purposes of calculating the pro forma interest expense. An average exchange rate for the periods presented was used to convert the pro forma interest expense from French Francs to U.S. Dollars.

(7)  Represents the tax benefit resulting from the pro forma adjustments.

(8) The Pro Forma Condensed Statement of Operations for the three months ended March 31, 2001 and the twelve months ended December 31, 2000 do not include adjustments for legal and accounting expenses associated with the acquisition. These expenses are estimated to be approximately $50,000.00.



                                     - F-18 -